EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

East West Bank Employees 401(k) Savings Plan
Pasadena, California
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-91554) of East West Bancorp, Inc. of our report dated June 26, 2020, relating to the financial statements and supplemental schedule of East West Bank Employees 401(k) Savings Plan which appear in this Form 11-K for the year ended December 31, 2019.

/s/ BDO USA, LLP

BDO USA, LLP
Los Angeles, California
June 26, 2020